                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of National Golf Properties, Inc. on Form S-4 of our report dated February 28, 1996, on our audits of the consolidated financial statements and financial statement schedule of National Golf Properties, Inc. as of December 31, 1995 and 1994 and for the years then ended and the period August 18, 1993 through December 31, 1993 and the combined financial statements of Golf Properties Group (Predecessor Affiliates) for the period January 1, 1993 through August 17, 1993, which report is included in Amendment No. 2 to the Annual Report on Form 10-K/A.

We also consent to the inclusion in the registration statement of National Golf Properties, Inc. on Form S-4 of our report dated March 1, 1996, on our audit of the combined financial statements of Golf Enterprises, Inc. and Subsidiaries' Business Related to the Purchased Assets as of December 31, 1995 and for the year then ended.

We also consent to the incorporation by reference in the registration statement of National Golf Properties, Inc. on Form S-4 of our report dated February 28, 1996, on our audits of the consolidated financial statements of American Golf Corporation and Subsidiaries as of December 31, 1995 and 1994 and for the years then ended and the ten month period ended December 31, 1993, which report is included in Amendment No. 2 to the Annual Report on Form 10-K/A. We also consent to the references to our Firm under the caption "Experts."




Coopers & Lybrand L.L.P.


Los Angeles, California
June 20, 1996